UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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☒	Soliciting Material Pursuant to Section 240.14a-12

TEXAS INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

SHAMROCK ACTIVIST VALUE FUND, L.P.

SHAMROCK ACTIVIST VALUE FUND IV, L.P.

SHAMROCK ACTIVIST VALUE FUND GP, L.L.C.

SHAMROCK PARTNERS ACTIVIST VALUE FUND, L.L.C.

SHAMROCK CAPITAL ADVISORS, INC.

SHAMROCK HOLDINGS OF CALIFORNIA, INC.

SHAMROCK HOLDINGS, INC.

STANLEY P. GOLD

DENNIS A. JOHNSON

MARJORIE L. BOWEN

GARY L. PECHOTA

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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Shamrock Activist Value Fund, L.P.

4444 W. Lakeside Drive, Burbank, CA 91505

Media Contacts:	Clifford A. Miller (cmiller@shamrock.com) (818) 973-4297 -or- Sitrick And Company Michael Sitrick (mike_sitrick@sitrick.com) Aaron Curtiss (aaron_curtiss@sitrick.com) (310) 788-2850 -or-
Analyst and Investor Contacts:	MacKenzie Partners, Inc. Charlie Koons (ckoons@mackenziepartners.com) (212) 929-5708 Amy Bilbija (abilbija@mackenziepartners.com) (650) 798-5206

Shamrock Activist Value Fund Files Preliminary Proxy Statement for Texas Industries, Inc. 2009 Annual Meeting

Nominating Three Candidates for Election to the Board

and

Seeking Approval of Three Shareholder Resolutions

BURBANK, CALIF., August 6, 2009 – The Shamrock Activist Value Fund, L.P. (SAVF) today filed its preliminary proxy statement with the Securities and Exchange Commission for the 2009 Annual Meeting of Shareholders of Texas Industries, Inc. (NYSE: TXI), which will be held on October 22, 2009.

Texas Industries has notified the New York Stock Exchange that the record date for the 2009 Annual Meeting is the close of business on August 24, 2009. As previously announced, SAVF intends to nominate three candidates for election to the Texas Industries Board of Directors and to bring three resolutions before shareholders urging Texas Industries to improve its corporate governance practices. SAVF and its parallel investment fund collectively own 10.2% of the outstanding Texas Industries common stock.

“We believe it is time that this board of directors gets the message that underperformance is not acceptable and that the shareholders, who are the true owners of Texas Industries, expect better oversight of management, improved corporate governance, and more transparent shareholder communication,” said Dennis A. Johnson, CFA, a Managing Director of Shamrock Capital Advisors, Inc., the investment advisor for SAVF.

“I and my fellow nominees are committed to working to deliver long-term shareholder value for the benefit of all Texas Industries shareholders. Unfortunately, shareholders have been forced to endure Texas Industries’ poor operating margins and inadequate return on invested capital over multiple years. The facts are clear: TXI results have lagged significantly behind its peer group, and its stock currently trades at a deep discount to both its hand-selected peers and what we believe is TXI’s intrinsic value.”

The three director candidates that SAVF intends to nominate for election at the Annual Meeting are:

•

Marjorie L. Bowen, a former Managing Director at Houlihan Lokey Howard & Zukin, where she was National Director of the firm’s fairness opinion practice and was one of the five members of the committee responsible for managing the firm’s Financial Advisory Services practice. She has extensive experience advising companies evaluating strategic alternatives and formulating strategies for maximizing shareholder value.

•

Dennis A. Johnson, CFA, a Managing Director of Shamrock Capital Advisors, Inc., the investment advisor for SAVF, and former Senior Portfolio Manager in charge of all global corporate governance activities for the California Public Employees’ Retirement System. He has significant experience in corporate governance matters and is a member of the Securities and Exchange Commission Investor Advisory Committee.

•

Gary L. Pechota, who has extensive experience in the cement industry, including as President and CEO of Giant Cement Holding, Inc. and as President and CEO of Dacotah Cement. Giant Cement Holding, Inc. was recognized in 1999 by Forbes magazine as one of Forbes’ Best Small Companies. Since December 2007, he has served as President and CEO of DT-Trak Consulting, Inc., a medical coding, billing and data entry services company.

The three shareholder proposals SAVF intends to bring before the Texas Industries shareholders at the Annual Meeting urge the Texas Industries Board of Directors to:

•	Declassify the Board of Directors and require all directors to stand for election every year.

•	Institute majority voting in uncontested director elections and require that any incumbent who does not receive a majority of the votes cast resign from the Board of Directors, effective immediately.

•	Require shareholder approval of all “poison pill” rights plans.

Shamrock Activist Value Fund, L.P., a Delaware limited partnership (“SAVF”) has filed a preliminary proxy statement and related materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed solicitation of proxies to elect SAVF’s nominees to the Board of Directors of Texas Industries, Inc. and to adopt and approve SAVF’s three shareholder proposals at the 2009 Annual Meeting of Shareholders of Texas Industries, Inc. (the “2009 Annual Meeting”). Texas Industries shareholders should read SAVF’s proxy statement and its other publicly-filed proxy materials as they become available, because they will contain important information.

SAVF, Shamrock Activist Value Fund IV, L.P. (together with SAVF, the “Shamrock Activist Value Fund”), Marjorie L. Bowen, Dennis A. Johnson, Gary L. Pechota, Stanley P. Gold, Shamrock Activist Value Fund GP, L.L.C., Shamrock Partners Activist Value Fund, L.L.C., Shamrock Capital Advisors, Inc., Shamrock Holdings of California, Inc. and Shamrock Holdings, Inc. are participants (collectively, the “Participants”) in the solicitation of proxies for use at the 2009 Annual Meeting. Information regarding the Participants is contained in SAVF’s preliminary proxy statement and in the Soliciting Materials filed pursuant to Rule 14a-12 in connection with the proposed solicitation (the “14a-12 Filings”) and in its filings on Schedule 13D relating to its investment in Texas Industries, Inc. (the “13D Filings”). The 14a-12 Filings, 13D Filings and all proxy materials filed by the Shamrock Activist Value Fund with the SEC are or will be upon filing available without charge at the SEC’s website at www.sec.gov. In addition, the Shamrock Activist Value Fund will provide copies of SAVF’s definitive proxy materials for the 2009 Annual Meeting without charge upon request. Except as disclosed in SAVF’s proxy materials for the Annual Meeting, none of the Participants has a direct or indirect interest, by security holdings or otherwise, in the matters subject to the proxy solicitation.

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